                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 11, 1999


                            SALEX HOLDING CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



           Delaware                     1-128565                42-1358036
           --------                     --------                ----------
(State or other jurisdiction    (Commission File Number)     (I.R.S. Employer
of organization)                                             Identification No.)

50 Laser Court, P.O. Box 18029
Happauge, New York                                                 11788
------------------                                                 -----
(Address of Principal Executive Office)                          (Zip Code)

Registrant's telephone number, including area code: (516) 436-5000

                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address; if changed since last report)

ITEM 5. ENTERING INTO SETTLEMENT AGREEMENT

         On January 11, 1999, the Company entered into a Settlement Agreement with Pershing Sun, the Company's President and a Director of the Company and Salvatore Crimi, the Company's Chief Executive Officer and a Director of the Company. The Agreement provides for the issuance by the Company of an aggregate of 5,000,000 shares (the "Shares") of its Common Stock (2,500,000 to each of Mr. Sun and Mr. Crimi) in lieu of salary for the period from May 1, 1997 through August 30, 1998 which was not paid to such officers. The Agreement further provides that in the event that the Company sells or transfers more than 51% of its Capital Stock and/or assets to a third party prior to January 11, 2000 ands Mr. Sun and Mr. Crimi receive consideration for the Shares in excess of 110% of the market value of the Shares (which shall be deemed to be $.019 per share) then any such excess will be deemed for the benefit of the Company and shall be repaid to the Company by Mr. Sun and Mr. Crimi.




ITEM 7. EXHIBITS

         98.1 Settlement Agreement dated January 20, 1999 by and between Salex Holding Corp., Salvatore Crimi and Pershing Sun.

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.


                            SALEX HOLDING CORPORATON


                                               By: /s/ Pershing Sun
                                                  ------------------------------
                                                       Pershing Sun
                                                       President


Dated:  February 18, 1999

                              SETTLEMENT AGREEMENT


         AGREEMENT, dated as of this 20th day of January, 1999, by and between Salex Holding Corp. ("Salex"), with offices at 50 Laser Court, Hauppauge, New York and Salvatore Crimi ("Crimi") residing at 37 Kristen Lane, Hauppauge, New York and Pershing Sun ("Sun") residing at 765 Hillcrest Place, North Woodmere, New York.


                            W I T N E S S E S E T H:


         WHEREAS, Crimi and Sun have been and currently are employed by Salex in key management positions;

         WHEREAS, in light of the financial circumstances of Salex, Crimi and Sun have not required Salex to compensate them in the full amount of their salaries to which they are otherwise entitled, for the period from May 1, 1997 through August 30, 1998;

         WHEREAS, the Board of Directors of Salex has resolved to compensate Crimi and Sun each in the amount of 2.5 million shares of Salex common stock in lieu and instead of the back salaries due them for the period from May 1, 1997 through August 30, 1998 and Sun and Crimi have agreed to accept said stock and to release Salex from the foregoing amounts due them for that period;

         NOW, therefore, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. As of the date hereof, Crimi and Sun are owed substantial sums of money by Salex for bact salaries for the period of from May 1, 1997 through August 30, 1998 (the "Compensation").

         2. Crimi and Sun hereby agree that each shall accept 2.5 million shares Salex common stock (the "Stock") in exchange for releasing Salex from the obligation to pay the Compensation.

         3. Crimi and Sun further agree that if more than 51% of Salex and/or its assets are sold and/or are otherwise transferred to a third party within twelve months of the date hereof, any amounts received by Crimi and Sun and/or their heirs, executors, adminstraotrs, successors, and assigns for the Stock on the date hereof (which shall be deemed to be 1.9 cents per share), shall be deemed to have been paid to Crimi and Sun as nominees of and for the benefit of Salex and shall be repaid over to Salex less reasonable fees incurred by Crimi and Sun in connection with their holding of and transfer of same.

         4. The parties hereby represent and warrant that they are authorized to enter into this agreement.

         5. Salex represents and warrants that it is in good standing.

         6. Sun and Crimi represent and warrant that they have not assigned, pledged or otherwise transferred any right to and/or interest in the Compensation.

         7. Crimi and Sun, in consideration of the Stock te receipt of which is hereby acknowledged, release and discharge Salex, its officers, directors, employees, agents, successors and assigns form any and all actions, causes of actions, suites debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, admiralty, or equity, which against Salex, its officers, directors, employees, agents, successor, and assigns, either Sun and/or Crimi and/or their heirs, executors, administrators, successors, and assigns ever had, now have, or hereinafter can, shall or may, ahve for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the date of this Agreement with respect to the Compensation.

         8. The parties hereto agree that, at any time and from time to time, they will execute and deliver any and all further instruments and take all further action that may be necessary or desirable in order to carry out the provisions and purposes of this agreement.

         9. This Agreement may be executed by each party upon a separate copy, and in such case one counter part of this Agreement shall consist of enough of such copies to reflect the signatures of all parties to this Agreement.

         10. This Agreement and any other agreement resulting here from shall be deemed to be made in New York and shall be interpreted under the laws applicable to the contracts to be preformed wholly therein. The parties hereto consent and submit to the exclusive jurisdiction of the Supreme Court of the State of New York, County of Suffolk, to resolve any disputes arising hereunder.

         11. The terms and conditions in this agreement supercede all prior oral and/or written understandings between the parties and constitutes the entire agreement concerning the subject matter hereof. No course of dealing, course of performance or the failure of either party to strictly enforce any term, right or condition hereof shall be construed as a waiver of any term, right or condition. This agreement shall not be modified or amended except in writing signed by an authorized representative of the party to be charged.

         12. This agreement shall be binding upon and inure to the benefit of the parties hereto, their transferee, assigns, heirs, and legal representatives.

         WHEREFORE, Salex, Crimi and Sun now voluntarily and knowingly execute this Agreement this 20th day of January, 1999.

                                             SALEX HOLDING CORP.


                                             /s/ Angelo Crimi
                                             ----------------------------------
                                             By:    Angelo Crimi
                                             Title: Secretary

Sworn to and subscribed before me this
20th  day of January, 1999

                                             /s/ Salvatore Crimi
-------------------------------------        -----------------------------------
NOTARY PUBLIC                                     Salvatore Crimi

Sworn to and subscribed before me this
____ day of January, 1999

                                             /s/ Pershing Sun
-------------------------------------        -----------------------------------
NOTARY PUBLIC                                      Pershing Sun

Sworn to and subscribed before me this
____  day of January, 1999


-------------------------------------
NOTARY PUBLIC